UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 19, 2012

Gladstone Capital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	814-00237	54-2040781
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1521 Westbrach Drive, Suite 200, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 287-5800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 19, 2012, Gladstone Capital Corporation (the "Company") provided written notice to the New York Stock Exchange (the "NYSE") of its intention to voluntarily withdraw its 7.125% Series 2016 Term Preferred Stock, par value $0.001 per share (the "Preferred Stock"), from listing and trading on the NYSE, which is anticipated to be effective after the close of trading on or about April 30, 2012, and to transfer its listing to the NASDAQ Global Select Market ("NASDAQ") and commence trading thereon on or about May 1, 2012. The Preferred Stock has been approved for listing on NASDAQ and will trade under the stock symbol "GLADP."

Also on April 19, 2012, the Company issued a press release announcing the voluntary withdrawal of the Preferred Stock from the NYSE and its transfer to NASDAQ. The press release issued in connection with the announcement is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description
99.1 Press Release of Gladstone Capital Corporation, dated April 19, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Capital Corporation

April 19, 2012	By:	/s/ David Watson

Name: David Watson
Title: Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Gladstone Capital Corporation, dated April 19, 2012.